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                                                                    EXHIBIT 16.1

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]



February 17, 2000



Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, DC 20549

Gentlemen:

We have read the section titled "Change in Independent Accountants" included in Partminer, Inc.'s Registration Statement on Form S-1 and are in agreement with the statements contained in paragraph one of such section. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,

                                        /s/ Ernst & Young LLP